HI-SHEAR TECHNOLOGY CORPORATION

EXHIBIT 32.2 CERTIFICATION OF CHIEF FINANCIAL OFFICER

In connection with the accompanying Annual Report on Form 10-K of Hi-Shear Technology Corporation for the year ended May 31, 2009, as amended by Amendment No. 1, I, Jan L. Hauhe, Chief Financial Officer of Hi-Shear Technology Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Annual Report on Form 10-K for the year ended May 31, 2009, as amended by Amendment No. 1, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Annual Report on Form 10-K for the year ended May 31, 2009, as amended by Amendment No. 1, fairly presents, in all material respects, the financial condition and results of operations of Hi-Shear Technology Corporation.

by:	/s/ Jan L. Hauhe
Jan L. Hauhe
Chief Financial Officer
Date:	September 25, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Hi-Shear Technology Corporation and will be retained by Hi-Shear Technology Corporation and furnished to the Securities and Exchange Commission or its staff upon request.